Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Amendment No. 1 to the

Registration Statement of DiversiFax, Inc. and Subsidiaries on Form S-3 relating to the registration of 2,211,538 shares of common stock, of our report dated

March 7, 1996, appearing in the Annual Report on Form 10-KSB of DiversiFax, Inc.

and Subsidiaries for the year ended November 30, 1995, and the use of our name,

and the statements with respect to us, under the heading "Experts" in the

Prospectus.









                                                  HOBERMAN, MILLER & CO., P.C.








September 9, 1996